AMENDED ALLOCATION AGREEMENT AMONG JOINTLY INSURED PARTIES

THIS AMENDED ALLOCATION AGREEMENT AMONG JOINTLY INSURED PARTIES (the “Agreement”), is entered into by and among the parties identified in Exhibit A to this Agreement. The aforementioned parties are collectively referred to as the “Joint Insureds” for purposes of this Agreement.

WHEREAS, the Joint Insureds desire to be named as joint insureds under a joint fidelity bond issued by ICI Mutual Insurance Company for the period from March 31, 2010 to March 31, 2011, which insures against larceny and embezzlement of officers and employees (the “Fidelity Bond”); and

WHEREAS, the Joint Insureds desire to establish (i) criteria by which recoveries under the Fidelity Bond shall be allocated among the Joint Insureds in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended (the “Act”), and (ii) the basis on which additional investment companies may be added as named Joint Insured under the Fidelity Bond;

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.	Allocation of Recoveries

(a) If more than one of the parties hereto is damaged in a single loss for which recovery is received under the Fidelity Bond, each such party shall receive an equitable and proportionate share of the recovery, but investment companies shall receive an amount at least equal to the amount such party would have received had it provided and maintained a single insured bond with the minimum coverage as required by Rule 17g-1 under the Act.

(b) If the recovery is inadequate to indemnify fully each such party sustaining a loss, then the recovery shall be allocated among such parties as follows:

(i) Each such party sustaining a loss shall be allocated an amount equal to the lesser of that party’s actual loss or an amount that would have been received had the party been insured under a single insured bond (determined as of the time of the loss) in accordance with the provisions of Rule 17g-1(d)(1) under the Act.

(ii) The remaining portion of the proceeds shall be allocated to each such party sustaining a loss not fully covered by the allocation under subparagraph 2(b)(i), above, in the proportion that each such party’s last payment of premium bears to the sum of the last such premium payments of all such parties.  If such allocation would result in any party that had sustained a loss receiving a portion of the recovery in excess of the loss actually sustained, such excess portion shall be allocated among the other parties whose losses would not be fully indemnified.  The allocation shall bear the same proportion as each such party’s last payment of premium bears to the sum of the last premium payments of all parties entitled to receive a share of the excess.  Any allocation in excess of a loss actually sustained by any such party shall be reallocated in the same manner.

2.	Obligation to Maintain Minimum Coverage

(a) The parties hereto agree that the appropriate officers of the parties hereto that are registered management investment companies (each a Fund and collectively, the “Funds”) will determine, no less frequently than at the end of each calendar quarter, the minimum amount of coverage that each Fund would be required to provide and maintain if covered under a single insured bond as required by Rule 17g-1(d)(1).

(b) In the event that the total amount of the minimum coverages thus determined exceeds the amount of coverage of the then-effective Fidelity Bond, the boards of each Fund will be notified and will determine whether it is necessary or appropriate to increase the total amount of coverage of the Fidelity Bond to an amount not less than the total amount of such minimums, or to secure such excess coverage for one or more of the parties hereto, which, when added to the total coverage of the Fidelity Bond, will equal an amount equal to or greater than such minimums.

3.	Prior Agreements; Termination

This Agreement shall supersede all prior agreements relating to an allocation of premium on any joint insured bond and shall apply to the present Fidelity Bond coverage and any renewal or replacement thereof.  This Agreement shall continue until terminated by any party hereto upon the giving of not less than sixty (60) days’ notice to the other parties hereto in writing.

4.	Governing Law

This Agreement is governed by the laws of the State of Maryland (without reference to such state’s conflict of law rules).

5.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

6.	Amendment, Modification, and Waiver

(a) No term or provision of this Agreement may be amended, modified, or waived without the affirmative vote or action by written consent of each of the parties hereto.

(b) Additional parties may be added to the Agreement without the affirmative vote or action by written consent of each of the parties hereto provided that (a) such additional party may be included in the Fidelity Bond pursuant to Rule 17g-1(b) under the Act and (b) such additional party agrees to be bound by the terms of this Agreement and executes and delivers a copy of this Agreement to each Joint Insured.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed by their duly authorized officers as of the dates below.

DGHM INVESTMENT TRUST
THE WORLD FUNDS, INC.; and
WORLD FUNDS TRUST

By:   /s/ Karen M. Shupe                         5/10/10
Karen M. Shupe                                                                                DATE
Secretary/Treasurer

COMMONWEALTH FUND ACCOUNTING, INC.;
COMMONWEALTH SHAREHOLDER SERVICES, INC.;
FIRST DOMINION CAPITAL CORPORATION;
COMMONWEALTH FUND SERVICES, INC.; and

By:     /s/ John Pasco, III                      5/10/10
John Pasco, III                                                                               DATE
President

COMMONWEALTH CAPITAL MANAGEMENT, LLC; AND
THIRD MILLENNIUM INVESTMENT ADVISORS, LLC

By:    /s John Pasco, III                                                  5/10/10
John Pasco, III                                                                              DATE
Managing Member

REAL ESTATE MANAGEMENT SERVICES GROUP, LLC

By:   /s/ Melissa Greve                                                                 5/10/10
Melissa Greve                                                                                DATE
Chief Compliance Officer

AMERICAN GROWTH FUND; and
INVESTMENT RESEARCH CORPORATION

By:  /s/ Timothy Taggart                                                             5/10/10
Timothy Taggart                                                                           DATE
Chief Compliance Officer

FRANTZEN CAPITAL MANAGEMENT, INC.

By: /s/ Eric Frantzen                  5/10/10
Eric Frantzen                                                                                DATE
Chief Executive Officer

CROSSWIND INVESTMENTS, LLC

By:  /s/ Malcolm MacColl                5/18/10
Malcolm MacColl                                                                      DATE
Chief Executive Officer

INVESTMENT MANAGEMENT OF VIRGINIA, LLC

By: /s/ Jack Bocock                  6/2/10
Jack Bocock                                                                                DATE
Member

SHERWOOD FOREST CAPITAL MANAGEMENT, INC.

By: /s/ Joseh McDonald               5/13/10
Joseph McDonald                                                                  DATE
Chief Operating Officer

DALTON, GREINER, HARTMAN, MAHER & CO., LLC

By: /s/ Thomas Gibson                  5/11/10
Thomas Gibson                                                                       DATE
Chief Compliance Officer

NAVIGATOR MONEY MANAGEMENT, INC.

By:  /s/ Mark Grimaldi                   3/31/10
    Mark Grimaldi                                                                        DATE
President

CSI CAPITAL MANAGEMENT, INC.

By: /s/ John Olson                  5/17/10
John Olson                                                                                DATE
Chief Financial Officer

Exhibit A
PARTIES TO THE ALLOCATION AGREEMENT
AMONG JOINTLY INSURED PARTIES

Name of Insured	Date Added
World Funds Trust and its series: • Commonwealth Small Cap Fund • Frantzen Growth and Income Fund • Sherwood Forest Long/Short Fund • The Navigator Fund	03.31.2010
Third Millennium Investment Advisors, LLC	03.31.2010
The World Funds, Inc. and its series: • CSI Equity Fund • Eastern European Equity Fund • REMS Real Estate Value-Opportunity Fund • Third Millennium Russia Fund	03.31.2010
Sherwood Forest Capital Management, Inc.	03.31.2010
Real Estate Management Services Group, LLC	03.31.2010
Navigator Money Management, Inc.	03.31.2010
Investment Research Corporation	03.31.2010
Investment Management of Virginia, LLC	03.31.2010
Frantzen Capital Management, Inc.	03.31.2010
First Dominion Capital Corp.	03.31.2010
DGHM Investment Trust and its series: • DGHM All-Cap Value Fund	03.31.2010
Dalton, Greiner, Hartman, Maher & Co. LLC	03.31.2010
CSI Capital Management, Inc.	03.31.2010
Crosswind Investments, LLC	03.31.2010
Commonwealth Shareholder Services, Inc.	03.31.2010
Commonwealth Fund Services, Inc.	03.31.2010
Commonwealth Fund Accounting, Inc.	03.31.2010
Commonwealth Capital Management, LLC	03.31.2010
American Growth Fund	03.31.2010